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                                                                   Exhibit 10.15

                           SOMERA COMMUNICATIONS, INC

                     BRANDT A. HANDLEY EMPLOYMENT AGREEMENT

This Agreement is made by and between Somera Communications (the "Company") and Brandt A. Handley ("Employee") as of January 8th, 2001.

1) DUTIES AND SCOPE OF EMPLOYMENT

            (a) Positions; Commencement Date; Duties

            Employee's employment with the Company pursuant to this Agreement shall commence on January 8th, 2001 (the "Commencement Date"). As of the Commencement Date, the Company shall employ the Employee as Vice President, International. The period of Employee's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Employee shall render such business and professional services in the performance of his duties, consistent with Employee's position within the Company, as shall reasonably be assigned to him by the President of the Company (the "President") to whom which the Employee will initially directly report Initial duties of the Employee are delineated in the letter from the Company dated December 22nd, 2000.
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            (b) Obligations

            During the Employment Term, Employee shall devote his full business efforts and time to the Company. Employee agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the President; provided, however, that Employee may serve in any capacity with any civic, educational or charitable organization without the approval of the President including obligations that have already been communicated and agreed to in separate communication between Employee and the Company dated December 25th and 27th, 2000, and as described more fully on the attached Exhibit A. The Company also recognizes that the Employee has a corporation registered in the State of Florida, SeedVest, Inc., which he is the sole owner and intends to keep registered due to outstanding investments and other past client obligations, but will remain dormant with regards to any new consulting work following the completion of work previously communicated and describes as noted above.

2)    EMPLOYEE BENEFITS

            (a) General

            During the Employment Term, Employee shall be eligible to participate in the appropriate employee benefit plans and insurance maintained by the Company that are applicable to other senior management to the full extent provided for under those plans and delineated in the abovementioned letter dated December 22nd, 2000.

            Promptly following the date hereof, the Company shall provide Employee with information regarding such plans and insurance. The Company reserves the right to cancel or change its benefits plans and programs it offers to its employees at any time.

3)    AT-WILL EMPLOYMENT

            Employee and the Company understand and acknowledge that Employee's employment with the Company constitutes "at-will" employment. Subject to the Company providing severance and "Change in Control" benefits as specified herein, Employee and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Employee.

4)    COMPENSATION

            (a)   Base Salary

                  While employed by the Company, the Company shall pay the Employee as compensation for his services a base salary at the annualized rate of $175,000 (the "Base Salary"). Such salary shall be paid semi-monthly in accordance with normal Company payroll practices and subject to the usual required withholding and will be reviewed annually.

            (b)   Bonuses
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            (i)   Target Bonus

                  Employee shall be eligible to receive an annual target bonus of approximately $61,250 (at 100% of plan)(the "Bonus") paid in quarterly installments. The actual amount of the Bonus will be based upon the achievement of the criteria specified by the President and calculated for Fiscal Year 2001 only as follows:

                        > 20% of base salary if 90% to 99% of Plan is achieved

                        > 35% of base salary if 100% to 114% of Plan is achieved

                        > 50% of base salary if 115% to 129% of Plan is achieved

                        > 75% of base salary if 130% to 149% of Plan is achieved

                        > 100% of base salary if 150% or more of Plan is achieved

                  Notwithstanding the foregoing, the Company's obligation to make any bonus payments, whether during the first or any subsequent period, should be dependent upon employee's employment with the company throughout the end of each payment period. For purposes of the Bonus, the annual period shall commence on the Commencement Date (or anniversary thereof) and continue for a one-year period. Employee will participate in the final establishment of the Fiscal Year 2001 revenue and profit targets upon which the above bonus incentive is based as well as all moving forward targets and bonus based criteria

      (c)   Equity Compensation

            (i)   Stock Option

                  It will be recommended at the first meeting of the Company's Board of Directors following your start date that the Company grant you an option to purchase 220,000 shares of the Company's Common Stock at a price per share equal to the fair market value per share of the Common Stock on the date of grant, as determined by the Company's Board of Directors. This option grant shall be subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement, including vesting requirements. The option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth below, shall be vested with respect to twenty-five percent (25%) as of the first anniversary of your date of employment and shall thereafter vest at the rate of 1/36th of the remaining seventy-five percent (75%) on the first day of each month following the first anniversary of your date of employment.

                  In addition, in the event of (i) a Change in Control (as defined below), and if, on or subsequent to the closing date of the transaction(s) giving rise to such
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                  Change in Control you are terminated without Cause or are
                  Constructively Terminated, then the 25% of shares that are then unvested, if any, shall vest automatically immediately on the date that your employment with the Company (or its successors) is terminated in addition to being paid the Severance terms as outlined below.

                  "Change in Control" shall mean (i) a merger of the Company with or into another corporation, or (ii) a transaction or series of transactions involving the sale of all the voting stock or all or substantially all of the assets of the Company where, in any such event, the shareholders of the Company immediately preceding such transaction(s) do not hold at least a majority of the voting stock of the entity surviving the merger (in the case of clause (i)) or purchasing the assets or stock (in the case of clause (ii)). Such vesting shall be conditioned upon Employee's continued employment with the Company as of each vesting date.

      (d)   Severance

            (i)   Termination Without Cause

                  In the event that the Employee's employment with the Company is involuntarily terminated by the Company without "Cause" or is "Constructively Terminated" (both as defined below), then Employee shall receive a lump-sum payment equal to Four (4) Months of his Base Salary. Further, Employee shall also receive accelerated vesting of 25% of shares that are then unvested within any period between the first (6) and Twelve
                  (12) months of service and then, thereafter, per the vesting schedule as detailed above.

                  For the purposes of this Agreement, "Cause" is defined as: (i) an act of dishonesty made by Employee in connection with his responsibilities as an employee of the Company, (ii) Employee's conviction of, or plea of nolo contendere to, a felony, (iii) Employee's gross misconduct, or (iv) Employee's breach or failure to perform his employment duties as established by the President periodically and failure to cure such breach within thirty (30) days after receipt of written notice of breach from the Company.

                  For this purpose, "Constructive Termination" is defined as the resignation of Employee within sixty (60) days following (i) the assignment to Employee of duties incommensurate with his status as Vice President, or any material reduction of the Employee's duties, authority, responsibilities or title, relative to the Employee's duties, authority, responsibilities or title as in effect immediately prior to such reduction, except if agreed to in writing by the Employee; (ii) a material reduction by the Company in the Base Salary, as in effect immediately prior to such reduction (in such situation, severance is calculated on the original base salary in this contract or whatever is most current at the time prior to the reduction);or (iii) the relocation of the Employee to a facility or a location more than thirty-five
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                  (35) miles from the Employee's then present location, without the Employee's written consent.

5) BUSINESS TRAVEL

            Employee will travel on a minimum of Business Class of service on all international air travel and on all domestic air travel that exceeds five (5) hours in length.

6) TOTAL DISABILITY OF EMPLOYEE

            Upon Employee's becoming permanently and totally disabled (as defined in accordance with Internal Revenue Code Section 22(e)(3) or its successor provision) during the term of this Agreement, employment hereunder shall automatically terminate, all payments of compensation by the Company to Employee hereunder shall immediately terminate (except as to amounts already earned) and all vesting of the Employee's unit options shall immediately cease.

7) DEATH OF EMPLOYEE

            If Employee dies while employed by the Company pursuant to this Agreement, all payments of compensation by the Company to Employee hereunder shall immediately terminate (except as to amounts already earned, which shall be paid to Employee's estate) and all vesting of the Employee's unit options shall immediately cease.

8) ASSIGNMENT

            This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation hereunder shall be null and void.

9) NOTICES

            All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i)
            delivered personally, (ii) one (1) day after being sent by Federal
            Express or a similar commercial overnight service, or (iii) three
            (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:
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           If to the Company:  Somera Communications
                               5383 Hollister Avenue, Suite 100
                               Santa Barbara, CA  93111
                               Attn: Chief Executive Officer

           If to Employee:     Brandt Handley
                               4635 Via Vistosa
                               Santa Barbara, CA  93110

10) SEVERABILITY

            In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

11) PROPRIETY INFORMATION AGREEMENT

            Employee agrees to enter into the Company's standard Proprietary Information Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder.

12) ENTIRE AGREEMENT

            This Agreement, the Stock Option Plan, the Option Agreement, and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's employment relationship with the Company.
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13) ARBITRATION AND EQUITABLE RELIEF

            (a) Except as provided in Section 13(c) below, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Barbara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

            (c) Employee understands that nothing in Section 13 modifies Employee's at-will status. Either the Company or Employee can terminate the employment relationship at any time, with or without cause.

            (d) EMPLOYEE HAS READ AND UNDERSTANDS SECTION 13, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                        (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                        (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE
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                        CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN
                        EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                        (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

14) NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE

            This Agreement may only be amended, canceled or discharged in writing signed by Employee and the Company.

15) WITHHOLDING

            The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Employee in connection with his employment hereunder.

16) GOVERNING LAW

            This Agreement shall be governed by the laws of the State of California.

17) EFFECTIVE DATE

            This Agreement is effective January 8th, 2001.

18) ACKNOWLEDGMENT

            Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

19) CONFIDENTIALITY

            Both Employee and the Company agree that this document and the terms included herein are private and confidential to both the employee and to those within the Company that has a need to know this information. Both parties agree to keep this information private and confidential during the entire employment term. However, this confidentiality clause does not preclude employee from discussion any and all related employment and compensation matters with personal attorneys, accountants and business advisors at any time.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

                                              SOMERA COMMUNICATIONS, Inc.


                                                   /s/ Dan Firestone
                                              ----------------------------------
                                                   Dan Firestone
                                                   CEO and Chairman

EMPLOYEE


  /s/ Brandt A. Handley
------------------------------
      Brandt Handley